EXHIBIT 4.4
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                      THE ROYAL BANK OF SCOTLAND GROUP plc



                                      AND



                             THE BANK OF NEW YORK,

                                 As Depositary



                                      AND



                    HOLDERS OF AMERICAN DEPOSITARY RECEIPTS



                            ------------------------

                               Deposit Agreement

                           -------------------------



                          Dated as of August 17, 1992

                  Amended and Restated as of February 8, 1999

                  Amended and Restated as of November 2, 2001


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ARTICLE 1. DEFINITIONS.........................................................1

   SECTION 1.01      AMERICAN DEPOSITARY SHARES................................1
   SECTION 1.02      BOARD RESOLUTIONS.........................................2
   SECTION 1.03      COMMISSION................................................2
   SECTION 1.04      COMPANIES ACT OF 1985.....................................2
   SECTION 1.05      COMPANY...................................................2
   SECTION 1.06      CUSTODIAN.................................................2
   SECTION 1.07      DEPOSIT AGREEMENT.........................................3
   SECTION 1.08      DEPOSITARY................................................3
   SECTION 1.09      DEPOSITED SECURITIES......................................3
   SECTION 1.10      DOLLARS...................................................3
   SECTION 1.11      HOLDER....................................................3
   SECTION 1.12      MEMORANDUM AND ARTICLES OF ASSOCIATION....................3
   SECTION 1.13      OFFICER'S CERTIFICATE.....................................3
   SECTION 1.14      RECEIPTS..................................................4
   SECTION 1.15      RECEIPT REGISTRAR.........................................4
   SECTION 1.16      SECURITIES ACT OF 1933....................................4
   SECTION 1.17      SERIES....................................................4
   SECTION 1.18      SHARES....................................................4
   SECTION 1.19      SHARE REGISTRAR...........................................5
   SECTION 1.20      SHARE IN REGISTERED FORM; REGISTERED SHARE................5
   SECTION 1.21      SHARE IN BEARER FORM; BEARER SHARE........................5

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF RECEIPTS ............................................5

   SECTION 2.01      FORM AND TRANSFERABILITY OF RECEIPTS......................5
   SECTION 2.02      DEPOSIT OF SHARES.........................................6
   SECTION 2.03      EXECUTION AND DELIVERY OF RECEIPTS........................7
   SECTION 2.04      TRANSFER, COMBINATION AND SPLIT-UP OF RECEIPTS............8
   SECTION 2.05      SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES............8
   SECTION 2.06      LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND
                        SURRENDER OF RECEIPTS..................................9
   SECTION 2.07      LOST RECEIPTS, ETC.......................................10
   SECTION 2.08      CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.....10

ARTICLE 3. CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.........................11

   SECTION 3.01      FILING PROOFS, CERTIFICATES AND OTHER INFORMATION........11
   SECTION 3.02      LIABILITY OF HOLDER FOR TAXES............................11
   SECTION 3.03      WARRANTIES ON DEPOSIT OF SHARES..........................11
   SECTION 3.04      DISCLOSURE OF INTERESTS..................................12

ARTICLE 4. THE DEPOSITED SECURITIES...........................................12

   SECTION 4.01      CASH DISTRIBUTIONS.......................................12
   SECTION 4.02      DISTRIBUTIONS OTHER THAN CASH OR SHARES..................13
   SECTION 4.03      DISTRIBUTIONS IN SHARES..................................13
   SECTION 4.04      RIGHTS...................................................14
   SECTION 4.05      REDEMPTION...............................................15
   SECTION 4.06      CONVERSION OF FOREIGN CURRENCY...........................15
   SECTION 4.07      FIXING OF RECORD DATE....................................16
   SECTION 4.08      VOTING OF DEPOSITED SECURITIES...........................16
   SECTION 4.09      CHANGES AFFECTING DEPOSITED SECURITIES...................17


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   SECTION 4.10      REPORTS..................................................17
   SECTION 4.11      AVAILABLE INFORMATION....................................18
   SECTION 4.12      LISTS OF HOLDERS OF RECEIPTS.............................18
   SECTION 4.13      WITHHOLDING..............................................18
   SECTION 4.14      DISTRIBUTIONS WITH RESPECT TO DEPOSITED SECURITIES IN
                        BEARER FORM...........................................19

ARTICLE 5. THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY......................19

   SECTION 5.01      MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE
                        DEPOSITARY............................................19
   SECTION 5.02      PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY
                        OR THE COMPANY........................................20
   SECTION 5.03      OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND
                        THE COMPANY...........................................20
   SECTION 5.04      RESIGNATION AND REMOVAL OF THE DEPOSITARY;
                        APPOINTMENT OF SUCCESSOR DEPOSITARY...................21
   SECTION 5.05      THE CUSTODIAN............................................22
   SECTION 5.06      NOTICES AND REPORTS......................................23
   SECTION 5.07      ISSUANCE OF ADDITIONAL SHARES, ETC.......................23
   SECTION 5.08      INDEMNIFICATION..........................................24
   SECTION 5.09      CHARGES OF DEPOSITARY....................................24

ARTICLE 6. AMENDMENT AND TERMINATION..........................................25

   SECTION 6.01      AMENDMENT................................................25
   SECTION 6.02      TERMINATION..............................................25

ARTICLE 7. MISCELLANEOUS......................................................26

   SECTION 7.01      COUNTERPARTS.............................................26
   SECTION 7.02      NO THIRD PARTY BENEFICIARIES.............................26
   SECTION 7.03      SEVERABILITY.............................................26
   SECTION 7.04      HOLDERS PARTIES; BINDING EFFECT..........................27
   SECTION 7.05      NOTICES..................................................27
   SECTION 7.06      GOVERNING LAW............................................27

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                  DEPOSIT AGREEMENT dated as of August 17, 1992, as amended and restated as of February 8, 1999, and as further amended and restated as of November 2, 2001 among THE ROYAL BANK OF SCOTLAND GROUP plc, a public limited company incorporated in Great Britain and registered in Scotland (the "Company"), THE BANK OF NEW YORK, a New York banking corporation, as depositary hereunder and any successor as depositary hereunder (the "Depositary"), and all Holders from time to time of American Depositary Receipts issued hereunder.

                              W I T N E S S E T H:

                  WHEREAS, the Company has duly authorized the issue from time to time of its Non-cumulative Dollar Preference Shares, to be issued in one or more Series and with such terms and provisions as shall be specified in or pursuant to one or more resolutions of its Board of Directors or an authorized committee thereof; and

                  WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Non-cumulative Dollar Preference Shares, of any Series from time to time with the Depositary or with the Custodian, as agent of the Depositary, for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares of one or more corresponding Series representing such Non-cumulative Dollar Preference Shares of each such Series so deposited and for the execution and delivery of American Depositary Receipts of one or more corresponding Series evidencing American Depositary Shares of each such corresponding Series; and

                  WHEREAS, the American Depositary Receipts of each such Series are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement and as shall be specified in or pursuant to any resolution of the Company's Board of Directors or an authorized committee thereof.

                  NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

                                  ARTICLE 1.
                                  Definitions

                  The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit
Agreement:

     SECTION 1.01 American Depositary Shares.

                  The term "American Depositary Shares" shall mean, with respect to any Receipts of any Series, the rights evidenced by the Receipts of such Series issued hereunder, including the interests in the Deposited Securities of the corresponding Series


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granted to the Holders of Receipts of such Series pursuant to the terms and conditions of this Deposit Agreement. As of the first date of issue of Shares of the Series corresponding thereto, each American Depositary Share of a particular Series shall represent the right to receive one (or a fraction or multiple of one) Share of the corresponding Series, as set forth in the Board Resolution or Officer's Certificate relating to the Shares of such corresponding Series, until there shall occur a distribution upon the Deposited Securities of the corresponding Series covered by Section 4.03 or a change in such Deposited Securities covered by Section 4.09 with respect to which additional Receipts of the corresponding Series are not executed and delivered, and thereafter the American Depositary Shares of such Series shall represent rights to receive the kind and amount of such Deposited Securities specified in or pursuant to such Sections.

     SECTION 1.02 Board Resolutions.

                  The term "Board Resolution" shall mean a copy of one or more authorized resolutions, certified by the Secretary, a Deputy Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company or an authorized committee thereof and to be in full force and effect, as delivered to the Depositary.

     SECTION 1.03 Commission.

                  The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

     SECTION 1.04 Companies Act of 1985.

                  The term "Companies Act 1985" shall mean the Companies Act 1985 applicable in Great Britain as amended from time to time, or any legislation substituted therefor.

     SECTION 1.05 Company.

                  The term "Company" shall mean The Royal Bank of Scotland Group plc having its registered office at 42 St. Andrew Square, Edinburgh EH2 2YE, Scotland, and its successors.

     SECTION 1.06 Custodian.

                  The term "Custodian" shall mean The Bank of New York, a New York banking corporation acting through its principal London office in its capacity as Custodian hereunder, and any other or additional firm or corporation which may hereafter be appointed by the Depositary pursuant to
Section 5.05 as a Custodian hereunder, which

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other or additional firm or corporation shall act as agent of the Depositary for the purposes of this Deposit Agreement.

     SECTION 1.07 Deposit Agreement.

                  The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

     SECTION 1.08 Depositary.

                  The term "Depositary" shall mean The Bank of New York, a New York banking corporation, presently having its principal office ("Principal Office") at One Wall Street, New York, New York 10286, and its successors as depositary hereunder.

     SECTION 1.09 Deposited Securities.

                  The term "Deposited Securities" as of any time shall mean, with respect to any American Depositary Shares of any Series, the Shares of the corresponding Series at such time deposited under this Deposit Agreement and any and all other securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of deposited Shares of such corresponding Series.

     SECTION 1.10 Dollars.

                  The term "dollars" shall mean United States dollars.

     SECTION 1.11 Holder.

                  The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

     SECTION 1.12 Memorandum and Articles of Association.

                  The terms "Memorandum and Articles of Association" and "Memorandum" and "Articles of Association" shall mean the Memorandum of Association and/or the Articles of Association of the Company, as the case may be, in each case as amended from time to time.

     SECTION 1.13 Officer's Certificate.

                  The term "Officer's Certificate" shall mean a certificate delivered to the Depositary and signed by any Director or the Secretary or any Deputy Secretary or Assistant Secretary of the Company.

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     SECTION 1.14 Receipts.

                  The term "Receipts" shall mean, with respect to any American Depositary Shares of any Series, the American Depositary Receipts executed and delivered hereunder of the corresponding Series issued hereunder in substantially the form of Exhibit A hereto evidencing such American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.

     SECTION 1.15 Receipt Registrar.

                  The term "Receipt Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Company to register transfers of Receipts of one or more Series and to countersign Receipts of such Series as herein provided and shall include any co-registrar appointed by the Depositary upon the request or with the approval of the Company for such purposes.

     SECTION 1.16 Securities Act of 1933.

                  The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

     SECTION 1.17 Series.

                  The term "Series" shall mean, (a) with respect to Shares, all Shares (1) having identical nominal value per share, dividend rights, liquidation value per share, voting rights, redemption provisions and other rights, preferences, privileges, limitations and restrictions and (2) designated by the Company by or pursuant to a Board Resolution as constituting a single series of Shares; (b) with respect to Deposited Securities, the Shares of the corresponding Series at such time deposited under this Deposit Agreement and any and all other Deposited Securities in respect of deposited Shares of such Series; (c) with respect to American Depositary Shares, the American Depositary Shares representing Deposited Securities of the corresponding Series; and (d) with respect to Receipts, the Receipts evidencing American Depositary Shares of the corresponding Series.

     SECTION 1.18 Shares.

                  The term "Shares" shall mean the Company's Non-cumulative Dollar Preference Shares of any Series, and shall include evidence of rights to receive such Shares, with respect to which the full purchase price (including premium payable on issue) has been paid.

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     SECTION 1.19 Share Registrar.

                  The term "Share Registrar" shall mean, with respect to any Series of Shares in registered form, The Royal Bank of Scotland Group plc acting in its capacity as registrar for the Shares of such Series in registered form or such other registrar as may be appointed from time to time by the Company with respect to the Shares of such Series.

     SECTION 1.20 Share in registered form; registered Share.

                  The term "Share in registered form" or "registered Share" shall mean a Share of any Series in respect of which the name of the holder and such other matters as are required by the Companies Act 1985 have been entered in the Company's register of Shareholders.

     SECTION 1.21 Share in bearer form; bearer Share.

                  The term "Share in bearer form" or "bearer Share" shall mean a Share of any Series in respect of which a share warrant has been issued and which may be transferred by delivery of the warrant.

                                  ARTICLE 2.
               Form of Receipts, Deposit of Shares, Execution and
                  Delivery, Transfer and Surrender of Receipts

     SECTION 2.01 Form and Transferability of Receipts.

                  Receipts shall be issued in one or more Series each of which shall correspond to, and evidence interests in, American Depositary Shares of the corresponding Series. A separate Series of Receipts shall be issued hereunder to correspond to each separate Series of Shares deposited hereunder. Definitive Receipts of each Series shall be engraved or printed or lithographed (on, if required by any exchange or market on which such Receipts are listed or traded, steel-engraved borders) and shall be substantially in the form set forth in Exhibit A hereto with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts of any Series shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Receipt Registrar shall have been appointed and Receipts of such Series are countersigned by the manual signature of a duly authorized officer of such Receipt Registrar or any co-registrar. No Receipt of any Series shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Receipt Registrar shall have been appointed, by the manual signature of a duly authorized officer of such Receipt Registrar. For each Series of Receipts, the Depositary shall maintain separate books on which each Receipt of such Series so executed and delivered

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as hereinafter provided, and the transfer of each such Receipt, shall be registered. Receipts bearing the facsimile signature of any person who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the execution of such Receipts by the Receipt Registrar or any co-registrar and the delivery of such Receipts or did not hold such office at the date of the issuance of such Receipts.

                  Each Receipt shall indicate on the face thereof the Series of Receipts of which it is a part. The Series of American Depositary Shares evidenced thereby and the Series of Shares represented by such Series of American Depositary Shares may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange or market upon which Receipts of any Series may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

                  Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution of dividends or other distributions with respect thereto (including distributions upon the redemption thereof) or to any notice provided for in this Deposit Agreement and for all other purposes.

     SECTION 2.02 Deposit of Shares.

                  Subject to (i) the terms and conditions of this Deposit Agreement and (ii) the delivery to the Depositary of the Board Resolution by or pursuant to which the rights, preferences, privileges, limitations and restrictions relating to the Shares of a particular Series are or were established (and, to the extent that such terms and provisions are or were established pursuant to (rather than in) such Board Resolution, the Officer's Certificate setting forth the establishment of such terms and provisions) the Shares of any Series and any coupons or talons appertaining thereto may be deposited upon the original issuance thereof by delivery thereof to the Depositary or the Custodian by the Company, and thereafter Shares in registered form only may be deposited by delivery thereof to the Custodian, in each case properly endorsed or accompanied by an appropriate instrument or instruments of transfer in form satisfactory to the Depositary or the Custodian together with all such certifications and payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and together with a written order directing the Depositary to execute and deliver to, or upon the written



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order of, the person or persons stated in such order a Receipt or Receipts of the corresponding Series for the number of American Depositary Shares of the corresponding Series representing such deposited Shares. If required by the Depositary, Shares of a particular Series in registered form presented for deposit at any time, whether or not the transfer books or registers of the Company or the Share Registrar with respect to the Shares of such Series are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares of such Series or to receive other property, which any person in whose name such Shares are or have been recorded may thereafter receive upon or in respect of or upon redemption of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

                  At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with the other documents and payments herein specified, for the purpose of forwarding such certificates to the Custodian for deposit hereunder.

                  Upon each delivery to the Custodian of a certificate or certificates representing Shares of any Series (or other Deposited Securities pursuant to Sections 4.02, 4.03, 4.04 or 4.09) in registered form to be deposited hereunder, together with the other documents above specified, the Custodian shall, as soon as practicable, present such certificate or certificates to the Company or the Share Registrar for registration of transfer of the Shares (or other Deposited Securities) being deposited in the name of the Depositary or its nominee or the Custodian or its nominee at the cost and expense of the person making such deposit.

                  Deposited Shares shall be held by the Depositary, or by the Custodian for the account and to the order of the Depositary, at such place or places as the Depositary shall determine, provided that the Depositary shall ensure that the Shares are at all times in safe custody.

     SECTION 2.03 Execution and Delivery of Receipts.

                  Upon receipt by the Custodian of any Shares of a particular Series deposited pursuant to Section 2.02 hereunder (and in addition, in the case of Shares of such Series in registered form, if the transfer books of the Company or the Share Registrar with respect to the Shares of such Series are open, a proper acknowledgment or other evidence from the Company or such Share Registrar satisfactory to the Depositary that any such deposited Shares have been recorded upon such books in the name of the Depositary or its nominee or the Custodian or its nominee, together with the other documents required as above specified), the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or

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Receipts of the corresponding Series are deliverable in respect thereof and the number of American Depositary Shares of the corresponding Series to be represented thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at the Depositary's Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts of the Series corresponding to the Series of such deposited Shares, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary Shares of the corresponding Series to which such person or persons is or are entitled, but only upon payment by or on behalf of such person or persons to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares.

     SECTION 2.04 Transfer, Combination and Split-up of Receipts.

                  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as soon as practicable, register transfers of Receipts of a particular Series, on its transfer books with respect to the Receipts of such Series from time to time, upon any surrender at any of its designated transfer offices of a Receipt of such Series, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts of such Series evidencing the same aggregate number of American Depositary Shares of the corresponding Series as the Receipt or Receipts surrendered and deliver the same to or upon the order of the person entitled thereto.

                  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, upon surrender at any of its designated transfer offices of a Receipt or Receipts of a particular Series for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts of such Series for any authorized number of American Depositary Shares of the corresponding Series requested, evidencing the same aggregate number of American Depositary Shares of the corresponding Series as the Receipt or Receipts surrendered.

     SECTION 2.05 Surrender of Receipts and Withdrawal of Shares.

                  Upon surrender at the Depositary's Office of a Receipt of a particular Series for the purpose of withdrawal of the Deposited Securities of the corresponding Series evidenced thereby, and upon payment of the fee of the Depositary for the cancellation of such Receipt, subject to the terms and conditions of this Deposit Agreement, and subject to the limitations set forth in the second to last sentence of

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Section 2.06, the Holder of such Receipt shall be entitled to delivery, to or upon the order of such Holder, of the Deposited Securities of such Series at the time evidenced by such Receipt. Delivery of Deposited Securities of such Series, in registered form only shall be made by delivery of a share certificate or certificates issued by the Company to such Holder or such Holder's order. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

                  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of the person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at its principal London office, subject to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Deposited Securities at the time evidenced by such Receipt, except that the Depositary may, in its discretion, make delivery to such person or persons at the Depositary's Office of any cash, dividends, distributions or rights with respect to the Deposited Securities evidenced by such Receipt, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary in respect of such Deposited Securities.

                  At the request, risk and expense of any Holder so surrendering a Receipt, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and to forward any certificate or certificates and other proper documents of title for, the Deposited Securities evidenced by such Receipt to the Depositary for delivery at the Depositary's Office. Such direction shall be given by letter or, at the request, risk and expense of the Holder of such Receipt, by cable, telex or facsimile transmission.

     SECTION 2.06 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

                  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or the transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of the Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to Receipts or to the withdrawal of Deposited Securities.

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                  The delivery of Receipts of a particular Series against
deposits of Shares of the corresponding Series generally or against deposits of particular Shares of the corresponding Series may be suspended, or the delivery of particular Receipts of the corresponding Series against the deposit of Shares of a particular Series may be withheld, or the registration of transfer or surrender of Receipts of a particular Series in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts of a particular Series generally may be suspended, during any period when the transfer books of the Depositary with respect to the Receipts of a particular Series or the books of the Company or those maintained for the Company by the Share Registrar, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. The surrender of outstanding Receipts of the corresponding Series and withdrawal of Deposited Securities of such Series may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares of a particular Series in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts of a particular Series or to the withdrawal of the Deposited Securities of the corresponding Series. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

     SECTION 2.07 Lost Receipts, etc.

                  In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor and of the same Series, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof filing with the Depositary
(a) a request for such execution and delivery before the Depositary has notice that such Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

     SECTION 2.08 Cancellation and Destruction of Surrendered Receipts.

                  All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

                  The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under

Section 2.07, and Receipts cancelled or destroyed under this Section, in keeping with procedures ordinarily followed by stock transfer agents located in New York City.

                                  ARTICLE 3.
                   Certain Obligations of Holders of Receipts

     SECTION 3.01 Filing Proofs, Certificates and Other Information.

                  Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations and all applicable provisions of or governing Deposited Securities of a particular Series, such information relating to the registration on the books of the Company or those maintained for the Company by the relevant Share Registrar of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as, in each case, the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or, subject to the limitations set out in the second to last sentence of
Section 2.06, the delivery of any Deposited Securities pertaining to such Receipt until the foregoing is accomplished to the Depositary's satisfaction. The Depositary shall, upon the Company's written request, provide the Company with copies of any such proofs or other information which the Depositary or the Custodian receives.

     SECTION 3.02 Liability of Holder for Taxes.

                  If any tax or other governmental charge shall become payable with respect to any Receipt of any Series or any Deposited Securities of any Series represented by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any transfer and withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

     SECTION 3.03 Warranties on Deposit of Shares.

                  Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and the issuance of Receipts.

     SECTION 3.04 Disclosure of Interests.

                  Notwithstanding any other provision of this Deposit Agreement and without prejudice to any disclosure obligations which may from time to time apply in respect of the Shares contained in the Companies Act 1985 and any other applicable law or which may be contained in the Memorandum and Articles of Association of the Company and the remedies of the Company for non-compliance therewith, each Holder agrees to comply with requests from the Company or the Depositary which are made under relevant legislation to provide information, inter alia, as to the capacity in which such Holder owns Receipts and regarding the identity of any other person having an interest in such Receipts and the nature of such interest and shall forfeit the right to direct the voting of Shares as to which compliance is not made, all as if such Receipts were to the extent practicable the Shares represented thereby, and the Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information.

                                  ARTICLE 4.
                            The Deposited Securities

     SECTION 4.01 Cash Distributions.

                  Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities (including cash in respect of redemption), if such cash dividend or other cash distribution is received in dollars, the Depositary shall distribute the dollars so received, and if such cash dividend or other cash distribution is received in a currency other than dollars (such currency being hereinafter referred to as a "foreign currency"), the Depositary shall, subject to the provisions of Section 4.06, convert such dividend or distribution into dollars and shall distribute the amount thus received, in either case to the Holders of Receipts evidencing American Depositary Shares representing such Deposited Securities entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, by checks drawn on a bank in The City of New York; provided, however, that in the event that either the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holders of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Holder of a Receipt a fraction of one cent, and any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. The Company will remit to the appropriate governmental authority or agency in the United Kingdom all amounts (if any) required to be withheld and owing to such authority or agency by the Company. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Depositary or the Company may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

     SECTION 4.02 Distributions Other Than Cash or Shares.

                  Whenever the Depositary shall receive any distribution (other than cash or Shares of the corresponding Series) upon any Deposited Securities of a particular Series the Depositary shall cause the securities or property which it so receives to be distributed to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

     SECTION 4.03 Distributions in Shares.

                  If any distribution upon any Deposited Securities of a particular Series consists of a dividend in, or free distribution of, Shares of the corresponding Series, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders entitled thereto, in proportion to the number of American Depositary Shares of the corresponding Series representing such Deposited Securities held by them respectively, additional Receipts of the corresponding Series for an aggregate number of American Depositary Shares of the corresponding Series representing the amount of such Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02. If additional Receipts of a particular Series are not so distributed, each American Depositary Share of the corresponding Series shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

     SECTION 4.04 Rights.

                  In the event that the Company shall offer or cause to be offered to the holder or holders of any Deposited Securities of a particular Series any rights to subscribe for additional Shares of the corresponding Series or any rights of any other nature, the Depositary shall, after consultation with the Company and subject to the Memorandum and Articles of Association, the Companies Act 1985 and all applicable legislation and regulations, have discretion as to the procedure to be followed in making such rights available to Holders of Receipts of the Series corresponding to the Series of Deposited Securities in respect of which such offer is made or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

                  (i) if at the time of the offering of any such rights the Depositary determines that it is lawful and feasible to make such rights available to such Holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

                  (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to such Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

                  If a registration statement under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to Holders having an address in the United States unless and until such a registration statement is in effect; provided that nothing contained in this sentence shall create, or be construed to create, any obligation on the part of the Company to file such a registration statement or to endeavor to have such a registration statement declared effective.

     SECTION 4.05 Redemption.

                  In the event that the Company exercises any right of redemption in respect of Shares of any Series, the Depositary will redeem, from the amounts received by it in respect of such redemption, that number of American Depositary Shares of the Series corresponding to the Series of Shares with respect to which such right of redemption is exercised which represents the number of Shares of such Series deposited hereunder so redeemed. Subject to Sections 4.01, 4.02 and 4.06 hereof (to the extent applicable), the redemption price per American Depositary Share to be redeemed will be equal to the per share amount received by the Depositary upon the redemption of the Shares represented by such American Depositary Share multiplied by the number of Shares (or the fraction of a Share) represented by each such American Depositary Share. If less than all of the outstanding Shares of a particular Series are redeemed, the American Depositary Shares of the corresponding Series to be redeemed will be selected by lot or redeemed pro rata as may be determined by the Depositary.

                  The Company will deliver notice of its exercise of its right of redemption in respect of any Series of Shares to the Depositary prior to the date fixed for redemption. Promptly after receiving such notice from the Company, the Depositary will mail copies thereof to all Holders of Receipts of the relevant Series.

     SECTION 4.06 Conversion of Foreign Currency.

                  Whenever the Depositary shall receive a payment in a foreign currency, by way of dividends or other distributions (including amounts received in respect of redemptions) or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof such foreign currency can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders entitled to such distribution on account of exchange restrictions or otherwise.

                  If such conversion or distribution can be effected only with the approval or license of any government or governmental agency, the Depositary shall file such application for approval or license, if any, as it may deem desirable and shall forward a copy of such application to the Company.

                  If at any time the Depositary shall determine that in its judgment any foreign currency received by it is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any government or governmental agency which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by it to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same.

                  If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent practicable to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable.

     SECTION 4.07 Fixing of Record Date.

                  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever the Company shall redeem any of the Shares deposited hereunder, or whenever rights shall be issued, with respect to the Deposited Securities of a particular Series, or whenever the Depositary shall receive notice of any meeting at which holders of Shares of a particular Series or other Deposited Securities of the corresponding Series are entitled to be present or vote, the Depositary shall fix a record date, after consultation with the Company, if such date is to be different from the record date applicable to Shares or other Deposited Securities of a particular Series, for the determination of the Holders of the Receipts of the corresponding Series who shall be entitled to receive such dividend, distribution, amount in respect of redemption or rights, or the net proceeds of the sale thereof, or to attend or give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Sections 4.01 through 4.06 and Section 4.08 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts of the corresponding Series on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares of the corresponding Series held by them respectively, or to give such voting instructions.

     SECTION 4.08 Voting of Deposited Securities.

                  Upon receipt of notice of any meeting at which holders of Shares or other Deposited Securities of any Series are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Holders of the ADSs of the corresponding Series a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Holders at the close of business on a specified record date will be entitled, subject to any applicable laws or regulations and to the Memorandum and Articles of Association, to instruct the Depositary as to the exercise of the voting rights pertaining to the number of Shares or other Deposited Securities of such Series represented by the American Depositary Shares of such Series evidenced by such Holders' Receipts, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Company. The Depositary shall furnish the Company with copies of all such notices and statements and any other materials relating thereto prior to the mailing thereof by the Depositary. Subject to Section 3.04 above, upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities of such Series to vote or cause to be voted the number of Shares or other Deposited Securities of such Series represented by the American Depositary Shares of such Series evidenced by such Holder's Receipt in accordance with any nondiscretionary instructions set forth in such request. The Depositary shall not vote Shares or other Deposited Securities of a particular Series represented by ADSs of the corresponding Series except in accordance with written instructions from the Holder of the Receipt evidencing such ADS.

     SECTION 4.09 Changes Affecting Deposited Securities.

                  Upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities of any Series, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which are received by the Depositary in exchange for or in conversion of or in respect of such Deposited Securities shall be treated as new Deposited Securities of such series under this Deposit Agreement, and the American Depositary Shares of the Series theretofore representing the Deposited Securities of the Series in respect of which such securities are received shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may, with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts of the corresponding Series to be exchanged for new Receipts of the corresponding Series specifically describing such new Deposited Securities.

     SECTION 4.10 Reports.

                  The Depositary shall make available for inspection by Holders of Receipts of any Series, at the Depositary's Office and at any other designated transfer offices, any reports and communications received from the Company which are both (a) received by the Depositary or its nominee or nominees as the holder of Deposited Securities of the corresponding Series and (b) made generally available to the holders of Deposited Securities of such Series by the Company. The Depositary shall also send to such Holders copies of such reports when furnished by the Company pursuant to Section 5.06.

                  In addition, upon notice that the Company has not furnished the Commission with public reports, documents or other information as required by the Securities Exchange Act of 1934, the Depositary shall, without, however, thereby relieving the Company of its obligation under the Securities Exchange Act of 1934 to do so, and without incurring any liability for failure to do so, furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Depositary receives from the Company as a holder of Deposited Securities of any Series and which are not otherwise furnished to or filed with the Commission pursuant to any other requirement of the Commission.

     SECTION 4.11 Available Information.

                  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

     SECTION 4.12 Lists of Holders of Receipts.

                  Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares of any Series by all persons in whose names Receipts of the corresponding Series are registered on the books of the Depositary.

     SECTION 4.13 Withholding.

                  Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property, after deduction of such taxes, to the Holders entitled thereto in proportion to the number of American Depositary Shares with respect to which such disposition was made held by them respectively.

     SECTION 4.14 Distributions with Respect to Deposited Securities in Bearer Form.

                  Subject to the terms of this Article IV, distributions in respect of Shares in bearer form that are held by the Depositary shall be made to the Depositary for the account of the respective Holders of Receipts of the Series corresponding to the Series of Shares with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons or certificates. The Depositary and the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

                                  ARTICLE 5.
                 The Depositary, the Custodian and the Company

     SECTION 5.01 Maintenance of Office and Transfer Books by the Depositary.

                  Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfer and surrender of Receipts of each Series in accordance with the provisions of this Deposit Agreement.

                  For each Series of Receipts the Depositary shall keep books at such transfer office for the registration of Receipts of such Series and transfers of Receipts of such Series, which at all reasonable times shall be open for inspection by the Holders of such Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts of such Series.

                  The Depositary may close the transfer books with respect to the Receipts of a particular Series, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

                  If any Receipts of a particular Series or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Receipt Registrar with respect to the Receipts of such Series or, upon the request or with the approval of the Company, shall appoint a Receipt Registrar with respect to the Receipts of such Series or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges. Such Receipt Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

                  The Depositary may perform its obligations under Section 4.12 and this Section 5.01 through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

     SECTION 5.02 Prevention or Delay in Performance by the Depositary or the Company.

                  Neither the Depositary nor the Company shall incur any liability to any Holder, if by reason of any provision of any present or future law of the United Kingdom or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Company's Memorandum or Articles of Association, or of the Deposited Securities or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

     SECTION 5.03 Obligations of the Depositary, the Custodian and the Company.

                  The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders, except to perform such obligations as are specifically set forth in this Deposit Agreement without gross negligence or bad faith.

                  The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders, except to perform such obligations as are specifically set forth in this Deposit Agreement without gross negligence or bad faith.

                  The Depositary undertakes not to issue any Receipt of any Series other than to evidence American Depositary Shares of the corresponding Series representing Deposited Securities of such Series then on deposit with the Custodian. The Depositary also undertakes not to sell (except as expressly provided herein), pledge or lend Deposited Securities of any Series held by it as Depositary.

                  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

                  Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.

                  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or non-action is in good faith.

                  The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

                  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

     SECTION 5.04 Resignation and Removal of the Depositary; Appointment of Successor Depositary.

                  The Depositary may at any time resign as Depositary hereunder with respect to any or all Series of Deposited Securities by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary in respect of the Series of Deposited Securities with respect to which the Depositary has given such notice and the acceptance by such successor depositary of such appointment as hereinafter provided. The Company may at any time remove the Depositary with respect to any or all Series of Deposited Securities by written notice of such removal delivered to the Depositary, which removal shall be effective upon the appointment of a successor depositary in respect of the Series of Deposited Securities with respect to which the Depositary is to be removed and the acceptance by such successor depositary of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed with respect to any or all Series of Deposited Securities, the Company shall use its best efforts to appoint a successor depositary in respect of the Series of Deposited Securities with respect to which the Depositary has so resigned or been removed which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor in respect of the Series of Deposited Securities with respect to which such appointment has been made, but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder in respect of the Series of

Deposited Securities with respect to which the Depositary has so resigned or been removed, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities of such Series to such successor, and shall deliver to such successor a list of the Holders of all Receipts of the corresponding Series then outstanding. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

                  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

     SECTION 5.05 The Custodian.

                  The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary for the Series of Shares and the corresponding Series of Deposited Securities, American Depositary Shares and Receipts with respect to which the Custodian acts as custodian and shall be responsible solely to such Depositary. The Custodian may resign and be discharged from its duties hereunder with respect to any or all Series of Deposited Securities by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary shall promptly after receiving such notice appoint a substitute custodian with respect to the Series of Deposited Securities with respect to which the Custodian has so resigned, which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute custodian with respect to any or all Series of Deposited Securities, which shall thereafter be a Custodian hereunder, and upon demand of the Depositary, any predecessor Custodian shall deliver the Deposited Securities of the Series with respect to which a substitute custodian has been so appointed held by it to the substitute custodian so appointed by the Depositary. Any such substitute custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts of the Series with respect to which such appointment has been made.

                  Upon the appointment of any successor depositary with respect to any Series of Deposited Securities and the corresponding Series of Shares, American Depositary Shares and Receipts hereunder, the Custodian then acting hereunder with respect to such Series of Deposited Securities shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary with respect to such Series of Deposited Securities and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder with respect to such Series of Deposited Securities; but such successor depositary so appointed shall, nevertheless, on the written request of such Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as such agent hereunder of such successor depositary.

     SECTION 5.06 Notices and Reports.

                  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting at which holders of any Deposited Securities of a particular Series are entitled to be present or to vote, or of any reconvening of any such meeting that has been adjourned, or of the taking of any action in respect of any cash or other distribution or any redemption or the offering of any rights in respect of Deposited Securities of a particular Series, the Company shall transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Deposited Securities of such Series.

                  The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of Shares of a particular Series, and, if requested in writing by the Company, will arrange for the mailing, at the Company's expense, of copies thereof to all Holders of Receipts of the corresponding Series.

                  The Company shall, with respect to each Series of Shares, deliver to each of the Depositary and the Custodian a copy of the provisions of or governing the Shares of such Series and any other Deposited Securities issued by the Company or an affiliate of the Company in connection with such Series of Shares, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Deposit Agreement. The Depositary will, at the expense of the Company, make such copy and any other notices, reports and other communications issued by the Company in connection therewith available for inspection by the Holders of the Receipts of the Series evidencing the Shares of the Series governed by such provisions at the Depositary's Office, at the office of the Custodian and at any other designated transfer office.

     SECTION 5.07 Issuance of Additional Shares, etc.

                  The Company agrees that prior to (a) the issuance of (1) Shares that may be deposited hereunder pursuant to Section 2.02, (2) rights to subscribe for such Shares, (3) securities convertible into or exchangeable for such Shares, or (4) rights to subscribe for any such securities, or (b) the deposit of any Shares under this Deposit Agreement by the Company or any company controlled by or under common control with the Company, it will either promptly deliver an Officer's Certificate to the Depositary stating that a registration statement under the Securities Act of 1933 is in effect in respect of such rights or securities or any Receipts to be issued in connection therewith or promptly furnish to the Depositary a written opinion from counsel for the Company in the United

States, which counsel shall be reasonably satisfactory to the Depositary, stating that no such registration statement is required.

     SECTION 5.08 Indemnification.

                  The Company shall indemnify the Depositary and the Custodian against, and hold each of them harmless from, any loss, liability or expense which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement and the Receipts, as the same may be amended from time to time, (i) by either the Depositary or the Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents. The Depositary agrees to indemnify the Company and hold it harmless from any loss, liability or expense which may arise out of acts performed or omitted by the Depositary or the Custodian due to the negligence or bad faith of either the Depositary or the Custodian.

                  The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

                  Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any action or claim in respect of which indemnification may be sought promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights under this
Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any such action or claim without the consent of the indemnifying person.

     SECTION 5.09 Charges of Depositary.

                  The Company agrees to pay all charges and expenses of the Depositary as shown in Exhibit B hereto, and those of the Receipt Registrar any co-registrar and any co-transfer agent under this Deposit Agreement, that are shown in Exhibit B hereto to be payable by the Company, notwithstanding the succession or substitution of such person, with respect to Shares, Deposited Securities, American Depositary Shares or Receipts, or the termination of this Deposit Agreement; provided, however, that the Depositary will pay such charges and expenses to the extent agreed between the Depositary and the Company. Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

                                  ARTICLE 6.
                           Amendment and Termination

     SECTION 6.01 Amendment.

                  The form of Receipt to be issued in respect of the Shares of a particular Series and any provisions of this Deposit Agreement with respect to such Series may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts of a particular Series shall not, however, become effective as to outstanding Receipts of such Series until the expiration of thirty days after notice of such amendment to this Deposit Agreement shall have been given to the Holders of outstanding Receipts of such Series. Every Holder of a Receipt of the relevant Series at the time any such amendment to this Deposit Agreement so becomes effective, if such Holder shall have been given such notice, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts of such Series as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt of the relevant Series to surrender such Receipt and receive therefor the Deposited Securities of the corresponding Series represented thereby.

     SECTION 6.02 Termination.

                  The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement as to Shares of any and all Series and the Deposited Securities, American Depositary Shares and Receipts of all corresponding Series by mailing notice of such termination to the Holders of all Receipts of such Series then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement as to shares of any and all Series and the Deposited Securities, American Depositary Shares and Receipts of all corresponding Series by mailing notice of such termination to the Company and the Holders of all Receipts of such Series then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign with respect to such Series and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts of a particular Series shall remain outstanding after the date of termination of this Deposit Agreement as to Receipts of such Series, the Depositary thereafter shall discontinue the registration of transfers of Receipts of such Series, shall suspend the distribution of dividends to the Holders entitled thereto, and shall not give any further notices or perform any further acts under this Deposit Agreement with respect to Receipts of such Series or Shares, Deposited Securities and American Depositary Shares of all corresponding Series, except that the Depositary shall continue to collect dividends and other distributions (including amounts in respect of any redemption) pertaining to Deposited Securities of the corresponding Series, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities of the corresponding Series, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts of such Series evidencing American Depositary Shares of the corresponding Series representing Deposited Securities of the corresponding Series, surrendered to the Depositary. At any time after the expiration of two years from the date of termination of this Deposit Agreement as to the Receipts of a particular Series the Depositary may sell the Deposited Securities of the corresponding Series then held by it hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder with respect to the Receipts of such Series, in an unsegregated account, without liability to any party for interest thereon, for the pro rata benefit of the Holders of Receipts of such Series evidencing American Depositary Shares of the corresponding Series representing Deposited Securities of the corresponding Series which had not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement as to the Receipts of any or all Series, all obligations under this Deposit Agreement as to the Receipts of such Series shall be discharged except for obligations under Sections 5.08, 5.09 and 6.02 hereof.

                                  ARTICLE 7.
                                 Miscellaneous

     SECTION 7.01 Counterparts.

                  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

     SECTION 7.02 No Third Party Beneficiaries.

                  This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

     SECTION 7.03 Severability.

                  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.04 Holders Parties; Binding Effect.

                  The Holders from time to time of Receipts of all Series shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of their Receipts by acceptance thereof.

     SECTION 7.05 Notices.

                  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by first class registered mail or by cable, telex or facsimile transmission, in each case confirmed by letter, addressed to it at 42 St. Andrew Square, Edinburgh, EH2 2YE, United Kingdom, Attention: The Secretary, or any other address which the Company may specify in writing.

                  Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York, 10286, Attention: American Depositary Receipt Administration, or any other address which the Depositary may specify in writing.

                  Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts maintained by the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

                  Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

     SECTION 7.06 Governing Law.

                  This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.

                  IN WITNESS WHEREOF, THE ROYAL BANK OF SCOTLAND GROUP plc and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and owners of Receipts of any Series shall become parties hereto upon becoming Holders or owners of Receipts of any Series issued in accordance with the terms hereof.

                                               THE ROYAL BANK OF SCOTLAND
                                                  GROUP plc


                                               By  /s/ Hew Campbell
                                                   --------------------------
                                                   Name:  Hew Campbell
                                                   Title: Deputy Secretary

                                               THE BANK OF NEW YORK


                                               By  /s/ David S. Stueber
                                                   ---------------------------
                                                   Name:  David S. Stueber
                                                   Title: Vice President

                                   EXHIBIT A

                           [FORM OF FACE OF RECEIPT]

                    AMERICAN DEPOSITARY RECEIPT, SERIES __(1)

                                   evidencing

                     AMERICAN DEPOSITARY SHARES, SERIES __*

                                  representing

              NON-CUMULATIVE DOLLAR PREFERENCE SHARES, SERIES __*

                                       of

                      THE ROYAL BANK OF SCOTLAND GROUP plc

                        (Incorporated under the laws of
                   Great Britain and registered in Scotland)

No.

     THE BANK OF NEW YORK, a New York banking corporation, as Depositary (the "Depositary"), hereby certifies that is the owner of __________ American Depositary Shares, Series __* (the "American Depositary Shares"), representing deposited Non-cumulative Dollar Preference Shares, Series __* (including evidence of rights to receive such Shares, hereinafter referred to as "Shares") of The Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of Great Britain and registered in Scotland (the "Company"). At the date hereof, each American Depositary Share represents ___ Share[s] deposited under the Deposit Agreement (as defined below) at the principal London office of The Bank of New York, a New York banking corporation (the "Custodian").

     (1) This American Depositary Receipt is one of the American Depositary Receipts, Series __ (the "Receipts") issued and to be issued upon the terms and conditions set forth in the Deposit Agreement dated as of August 17, 1992, as amended and restated as of February 8, 1999, and as further amended and restated as of November 2, 2001 (as amended from time to time, the "Deposit Agreement"), among the Company, the Depositary and all holders and owners from time to time of Receipts of any series issued thereunder, each of whom by holding or owning a Receipt agrees to become

--------------------
1*Insert Series designation and any additional designation of the relevant Series of Shares.

a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect thereof (the "Deposited Securities"). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement as such provisions apply to the Receipts, the Shares and the American Depositary Shares and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities or the meaning or interpretation of any term or provision of any Deposited Security.

     (2) Upon surrender at the Depositary's Office (set forth below) of this Receipt, and upon payment of the fee of the Depositary provided in paragraph
(7) of this Receipt, subject to the terms and conditions of the Deposit Agreement, and subject to the limitations set forth in the second to last sentence of Article 3 below, the holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities then represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities shall be made in registered form only by the delivery of a share certificate or certificates in the name of the holder hereof or as ordered by such holder or by the delivery of certificates properly endorsed (or accompanied by appropriate instruments of transfer). Such delivery will be made without unreasonable delay and, at the option of the holder hereof, either at the office of the Custodian or at the Depositary's Office, provided that the forwarding of share certificates evidencing Deposited Securities for such delivery at the Depositary's Office in The City of New York shall be at the risk and expense of the holder hereof.

     (3) Transfers of this Receipt may be registered on the books of the Depositary by the holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or the transfer or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fees with respect thereto and payment of any applicable fees as provided in paragraph (7) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to Receipts or to the withdrawal of Deposited Securities.

     The Depositary may refuse to execute and deliver Receipts, register the transfer of any Receipt or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations and all applicable provisions of or governing Deposited Securities, or other information as it may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer or surrender of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, or the transfer books of the Company or any Share registrar, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time, or for any other reason, subject to the following sentence. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which, if sold by the holder thereof in the United States or its territories, would be subject to the registration provisions of the Securities Act of 1933, as amended, unless a registration statement is in effect as to such Shares.

     (4) If any tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any transfer and withdrawal of Deposited Securities represented by this Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the holder hereof any part or all of the other Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the holder hereof remaining liable for any deficiency.

     (5) Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts therefor.

     (6) Notwithstanding any other provision of the Deposit Agreement and without prejudice to any disclosure obligations which may from time to time apply in respect of the Shares contained in the Companies Act 1985 and any other applicable law or which may be contained in the Memorandum and Articles of Association of the Company and the remedies of the Company for non-compliance therewith, each holder agrees to comply with requests from the Company or the Depositary which are made under relevant legislation to provide information, inter alia, as to the capacity in which such holder owns Receipts and regarding the identity of any other person having an interest in such Receipts and the nature of such interest and shall forfeit the right to direct the voting of Shares as to which compliance is not made, all as if such Receipts were to the extent practicable the Shares represented thereby, and the Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information.

     (7) The Depositary will charge the party to whom Receipts are delivered against deposits (with the exception of the initial deposit of Shares), and the party surrendering Receipts for delivery of Deposited Securities, $5 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts issued or surrendered. The Company will pay all other charges and expenses of the Depositary and those of any Receipt registrar, with the exception of (i) taxes and other governmental charges, (ii) stock transfer and registration fees on deposits of Shares and withdrawals of Deposited Securities, (iii) such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing or withdrawing Shares or holders of Receipts, and (iv) such expenses as are incurred or paid by the Depositary in the conversion of foreign currency, if any, into United States dollars (which are reimbursable out of such foreign currency).

     (8) It is a condition of this Receipt, and every successive holder or owner hereof by holding or owning the same consents and agrees, that title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary (a "Holder") as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions with respect hereto (including distributions upon the redemption of the Deposited Securities) or to any notice provided for in the Deposit Agreement and for all other purposes.

     (9) This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such registrar.

     (10) The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly files certain reports with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.


                                                  THE BANK OF NEW YORK,
                                                     as Depositary and Registrar

Dated:

                                                  By
                                                     ---------------------------
                                                     Authorized Officer

     The address of the Principal Office of the Depositary is One Wall Street, New York, New York, 10286. The address of the Depositary for the administration of American Depositary Receipts is 101 Barclay Street, New York, New York, 10286.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

     (11) Dividends and Distributions; Rights. Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities (including cash in respect of redemption), if such cash dividend or other cash distribution is received in United States dollars, the Depositary shall distribute the dollars so received, and if such cash dividend or other cash distribution is received in a currency other than United States dollars, the Depositary will, if at the time of receipt thereof such amounts of foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and distribute the amount thus received, in either case to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company, its agent or the Depositary on account of taxes. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders entitled thereto. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds as though such proceeds had been a distribution of cash or other property. If additional Receipts are not so distributed, each American

Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holder of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company and subject to the Memorandum and Articles of Association, the Companies Act 1985 and all applicable legislation and regulations, shall have discretion as to the procedure to be followed in making such rights available to Holders or in disposing of such rights on behalf of Holders; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

     (12) Redemption. In the event that the Company exercises any right of redemption in respect of Shares, the Depositary will redeem, from the amounts received by it in respect of such redemption, that number of American Depositary Shares which represents the number of Shares so redeemed. Subject to certain provisions of the Deposit Agreement regarding payments or the making of distributions with respect to the Deposited Securities, the redemption price per American Depositary Share to be redeemed will be equal to the per share amount received by the Depositary upon the redemption of the Shares multiplied by the number of Shares (or the fraction of a Share) represented by each such American Depositary Share. If less than all of the outstanding Shares are redeemed, the American Depositary Shares to be redeemed will be selected by lot or redeemed pro rata as may be determined by the Depositary.

     The Company will deliver notice of its exercise of its right of redemption to the Depositary prior to the date fixed for redemption. Promptly after receiving such notice from the Company, the Depositary will mail copies thereof to all Holders of Receipts.

     (13) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Company shall redeem any of the Shares, or whenever the Depositary shall receive notice of any meeting at which holders of Shares or other Deposited Securities shall be entitled to be present or vote, the Depositary will fix a record date for the determination of the Holders who shall be entitled to receive such dividend, distribution, amounts in respect of redemption or rights, or the net proceeds of any sale thereof, or to attend or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

     (14) Voting of Deposited Securities. Upon receipt of notice of any meeting at which holders of Deposited Securities are entitled to vote, the Depositary will mail to the Holders a notice which will contain (a) such information as is contained in such notice of meeting and (b) a statement that the Holders at the close of business on a specified record date will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of Shares or other Deposited Securities represented by their respective American Depositary Shares evidenced by such Holders' Receipts, and a brief statement as to the manner in which such instructions may be given. Subject to Article 6 above, upon the written request of a Holder of a Receipt or Receipts on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the number of Shares or other Deposited Securities underlying the American Depositary Shares evidenced by such Receipt or Receipts in accordance with any such nondiscretionary instructions. The Depositary shall not vote Shares or other Deposited Securities underlying a Receipt except in accordance with written instructions from the Holder of such Receipt.

     (15) Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

     (16) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders at the Depositary's Office and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holder or holders of such Deposited Securities by the Company. Upon the written request of the Company, the Depositary will also send to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will arrange for the mailing to all Holders of any notice received by it in respect of any meeting at which holders of Deposited Securities are entitled to be present or to vote, or of any reconvening of any such meeting that has been adjourned, or of the taking of any action in respect of any cash or other distribution or any redemption or the offering of any rights in respect of Deposited Securities. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

     (17) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders entitled thereto.

     (18) Liability of the Company and Depositary. Neither the Depositary nor the Company shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country, or of any governmental authority, or by reason of any provision, present or future, of the Memorandum or Articles of Association of the Company or of the Deposited Securities or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders, except to perform such obligations as are specifically set forth in the Deposit Agreement without gross negligence or bad faith. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company shall indemnify the Depositary and the Custodian against, and hold each of them harmless from, any loss, liability or expense which may arise out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and the Receipts, as the same may be amended from time to time, (i) by the Depositary or the Custodian, except for any liability arising out of the negligence or bad faith of either of them or (ii) by the Company or any of its agents.

     (19) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement with respect to the Receipts by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint one or more substitute custodians and the term "Custodian" shall refer to each substitute.

     (20) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement as it applies to the Receipts may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder at the time any amendment so becomes effective, if such Holder shall have been given such notice, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

     (21) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding at any time 60 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the

Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions (including amounts in respect of any redemption) received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time two years from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held by it under the Deposit Agreement and hold the net proceeds of any such sale and any other cash then held by it under the Deposit Agreement, in an unsegregated account, without liability to any party for interest thereon, for the pro rata benefit of the Holders of theretofore unsurrendered Receipts.

                                             EXHIBIT B

                                     CHARGES OF THE DEPOSITARY

--------------------------------------------------------------------------------------------------
              Service                                                              Rate
            By Whom Paid
--------------------------------------------------------------------------------------------------
   (1) Issuance by Depositary of     $5 per 100 American Depositary     Party to whom Receipts are
Receipts against deposits of               Shares or portion                delivered thereof
              Shares2
--------------------------------------------------------------------------------------------------
    (2) Delivery by Custodian of     $5 per 100 American Depositary    Party surrendering Receipts
    Deposited Securities against           Shares or fraction                    thereof
       surrender of Receipts
--------------------------------------------------------------------------------------------------

               The Company will pay all other charges of the Depositary and those of any Receipt
               Registrar, co-transfer agent and co-registrar plus reasonable out-of-pocket expenses for printing, stationery, postage, and similar items, incurred by the Depositary in the exercise of its duties and obligations under the Deposit Agreement, in accordance with agreements in writing entered into between the Depositary and the
               Company from time to time, except for (a) taxes and other governmental charges, (b)
               such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders, (c) such stock transfer and registration fees as may from time to time be in effect for the registration of transfers of Shares generally on any Share register of the Company (or any appointed agent of the Company for transfer and registration of Shares) and accordingly applicable to transfers of Shares to the name of the Depositary, the Custodian or the nominee of either on the making of deposits hereunder, which shall be borne by the depositing Shareholder, and (d) such expenses as are incurred or paid by the Depositary in the conversion of foreign currency, if any, into dollars (which are reimbursable out of such foreign currency).


-------------------------
2  The initial deposit of American Depositary Shares with the Depositary shall not be subject to any charge by the Depositary.